SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) or (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

iShares Trust

(Exact name of registrant as specified in its charter)

State of Delaware	See Below
(State of incorporation or organization)	(IRS Employer Identification No.)

c/o Investors Bank and Trust Company

200 Clarendon Street, Boston, MA 02116

(Address of principal executive offices) (Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be Registered	Exchange	I.R.S. Employer Identification Number
iShares KLD Select Social Index Fund	New York Stock Exchange	55-0881112

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☐

Securities Act registration statement file number to which this form relates: 333-92935

Securities to be registered pursuant to Section 12(g) of the Act: None

Item 1.	Description of Registrant’s Securities to be Registered:

Reference is made to Post-Effective Amendment No. 32 to the Registrant’s Registration Statement on Form N-1A, which was filed with the Securities and Exchange Commission on July 15, 2004 (File Nos. 333-92935; 811-09729) and is incorporated herein by reference.

Item 2.	Exhibits

1. Registrant’s Agreement and Declaration of Trust, incorporated herein by reference to Exhibit (a) to the Registrant’s Post-Effective Amendment No. 2 to the Registrant’s registration statement on Form N-1A dated May 12, 2000 (Securities Act file number 333-92935 and Investment Company Act file number 811-09729) (the “Registration Statement”).

2. Registrant’s Amended and Restated By-Laws, incorporated herein by reference to Exhibit (b) to the Registration Statement.

3. Form of Global Certificate for the Registrant’s securities being registered hereunder, incorporated herein by reference to Exhibit 3 to the Registrant’s registration of securities pursuant to Section 12(b) on Form 8-A, dated May 18, 2000 (Securities Exchange Act file number 001-15897), which is incorporated herein by reference.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

iShares Trust

Date: January 20, 2005	By:	/s/ SANDRA I. MADDEN
Sandra I. Madden Assistant Secretary